.UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2010

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.0.2 Non Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Item 4.02 disclosure below relates to the restatement of errors in deferred tax accounts as restated on Form 10-K  and filed with the Securities and Exchange Commission on March 31, 2010.  The Registrant filed restated financial statements within four business days of determining the need to restate the consolidated financial statements for the years ended December 31, 2006, 2007, and 2008.  As a result of the errors in the deferred tax accounts, the Company determined that the Company’s consolidated financial statements for the years ended December 31 2006, 2007 and 2008 should no longer be relied upon.  The Item 4.02 disclosure is as follows:

(a)During the audit of the Company’s financial statement for the year-ended December 31, 2009, Management of Medifast, Inc. was first advised by Friedman, LLP, the Company’s independent registered public accounting firm, that a potential error existed in its deferred tax account balances due to timing differences resulting between depreciation expense for tax purposes versus financial statement purposes.

Management performed a detailed reconciliation of deferred tax accounts and the related provision for income taxes for all tax years beginning in 2001 in order to quantify the potential balance adjustments. The Company’s Management upon being advised by its Independent Auditor of the SFAS No. 109 calculation issue, as part of its Sarbanes Oxley policy regarding internal controls regarding financial reporting, immediately reported this issue to the Audit Committee which promptly initiated and conducted its review. That review on March 16, 2010 concluded i) that Bagell, Josephs, Levine & Company, LLP (“BJL”) had merged with Friedman, LLP effective January 1, 2010. ii) that neither Management nor the Audit Committee had  been  previously  notified  of  this  audit concern by its auditors BJL either during those audits nor while preparing the quarterly reports and tax returns with BJL Tax Accountant Services for the pertinent years iii.) that Company management is responsible for the internal controls over the preparation and review process for the calculation of the income tax provision which was inadequate, and led to errors in the computation of deferred tax assets, deferred tax liabilities, and related income tax provision.

On March 29, 2010 management and the Audit Committee reviewed management’s findings as well as the finding of Friedman, LLP and the Audit Committee concluded that restating the consolidated financial statements for the years ended December 31, 2006, 2007, and 2008 is required.  The Company announces that its consolidated financial statements for the years ended December 31, 2006, 2007 and 2008 issued prior to the filing of its Annual Report on Form 10-K on March 31, 2010, should not be relied upon henceforward.

The Company is restating for errors identified in its deferred tax accounts pertaining to (i) differences between the income tax basis and the financial reporting basis of long-lived assets that were not reconciled to the deferred tax balances (ii) to properly apply a net operating loss to our deferred tax and provision for income taxes for the years ended December 31, 2001, 2002, 2003, 2004, and 2005.   The effects of these restatements are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010 with the Securities and Exchange Commission.  The Annual Report on Form 10-K filed on March 31, 2010 also includes management’s conclusion that a material weakness existed in our internal control over financial reporting as of December 31, 2009. The preparation and review process for the calculation of the tax provision was inadequate, which led to errors in the computation of deferred tax assets, deferred tax liabilities, and related income tax provision.

The correction of the errors noted in (i) above reduced 2008, 2007, and 2006 net income by $601,000 (.04 per diluted share), $411,000 ($.03 per diluted share), and $583,000 (.04 per diluted share), respectively.  The corrections noted in number (ii) above increased beginning of 2006 accumulated deficit by $1,358,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: September 3, 2010

/s/ Brendan N. Connors
Brendan N. Connors
Chief Financial Officer